Exhibit 23.1

[Letterhead of Chisholm, Bierwolf & Nilson, LLC]

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated January 15, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of IDI Global, Inc. for the fiscal year ended December 31, 2004 and 2003. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

December 13, 2005